UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                     February 24, 2009

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with our decision to group our services into two broad categories, litigation, regulatory and financial consulting and business consulting, instead of three platforms, Gregory K. Bell, who had been head of our business consulting platform, stopped serving as an Executive Vice President on February 24, 2009.  On that date, Dr. Bell assumed the position of Vice President.

As a result, as of February 24, 2009 our executive officers are:

•                     James C. Burrows, President, Chief Executive Officer and Director

•                     Paul A. Maleh, Executive Vice President and Chief Operating Officer

•                     Wayne D. Mackie, Executive Vice President, Treasurer and Chief Financial Officer

•                     Arnold J. Lowenstein, Executive Vice President and Chief Strategy Officer

•                     Monica G. Noether, Executive Vice President

On February 27, 2009, the compensation committee of our board of directors set the performance goals, target amounts and maximum amounts payable in respect of fiscal year 2009 for performance awards granted under our 2007 cash incentive plan to our executive officers. These performance awards are payable in cash and/or in shares of our common stock (vesting in four equal annual installments beginning on the anniversary of the date of grant) and only to the extent certain performance goals, based on objective business criteria specified by the compensation committee, are achieved in fiscal 2009. These performance goals are based on criteria that include, for all of our executive officers, net revenue and earnings before interest and taxes (excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as approved by the compensation committee of our board of directors).  In the case of Dr. Noether, additional performance goals are based on the net revenue and operating income of our incubator practice.  The target and maximum amounts payable to these executive officers in cash under these performance awards in respect of fiscal 2009 are as follows: Dr. Burrows – target of $1,000,000 and maximum of $2,000,000; Mr. Maleh - target of $675,000 and maximum of $1,350,000; Dr. Noether - target of $1,000,000 and maximum of $2,000,000; Mr. Lowenstein – target of $250,000 and maximum of $500,000; and Mr. Mackie - target of $250,000 and maximum of $500,000. Additionally, Mr. Lowenstein can receive further cash payments under his performance award under our 2007 cash incentive plan based on the revenue he sources.  The target and maximum amounts payable to these executive officers in shares of our common stock under these performance awards in respect of fiscal 2009 are as follows: Dr. Burrows – target and maximum of $800,000; Mr. Maleh - target and maximum of $650,000; Dr. Noether - target and maximum of $500,000; Mr. Lowenstein – target and maximum of $400,000; and Mr. Mackie - target and maximum of $250,000. The amount payable under each of these performance award may be reduced or deferred to ensure that the compensation payable to each of our executive officers meets the deductibility limits under Section 162(m) of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: March 2, 2009	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and Chief Financial Officer